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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to the Form S-4 Registration Statement on Form S-8 of IVI Checkmate Corp. of our report dated February 12, 1998, with respect to the financial statements of International Verifact Inc. for the years ended December 31, 1997, included in Amendment No. 2 to International Verifact Inc.'s Annual Report (Form 20-F) for the year ended December 31, 1997, filed with the Securities and Exchange Commission. We also consent to the reference to our firm in such Registration Statement.


                                             /s/ Coopers & Lybrand
Toronto, Canada                              Chartered Accountants
June 15, 2000